CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of August 26, 2022, between HEATHCARE INTEGRATED TECHNOLOGIES, INC., together with its subsidiaries and affiliates, including any new entity or vehicle established for the purposes of this transaction, with offices at 1462 Rudder Lane, Knoxville, TN 37919 ("Company" or "HiTC"), and SHAYNE BENCH, individually, and BUCUTI INVESTMENTS, LLC or assignee, with offices at 309 Ringling Point Drive, Sarasota, FL, UNITED STATES ("Consultant").

RECITALS

1. The Consultant has expertise in the provision of business advisory services and is willing to provide business advisory services and in analyzing, structuring, negotiating and effecting such a Business Combination.
2. The Company is willing to engage the Consultant as a non-exclusive independent contractor for the sole purpose of advising on financing, corporate restructuring as well as advising on strategic alliances and relationships.
3. The Consultant shall use its best efforts for the Company to coordinate the introduction of the Company to individuals, firms or other entities that may have an interest in pursuing some form of Business Combination, which means (i) any merger, consolidation, reorganization or other business combination pursuant to which any portion of the business of the Company is combined with that of another entity, including without limitation any joint venture, licensing agreement, or product sale or marketing distribution agreement or (ii) the acquisition, directly or indirectly, of beneficial ownership of more than 50% of any class of capital stock of the Company or substantially all of the assets of the Company.
4. The Company agrees not to circumvent the Consultant for any and all introductions, directly or indirectly, made to the Company by the Consultant.

AGREEMENT

In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1. Engagement.

The Company hereby engages the Consultant to render, as an independent contractor, the consulting services described in Exhibit A hereto and such other services as may be agreed to in writing by the Company and the Consultant from time to time.

The Consultant hereby accepts the engagement to provide consulting services to the Company on the terms and conditions set forth herein.

2. Term.

This Agreement will commence on the date first written above, and unless modified by the mutual written agreement of the parties, shall continue for one year from the date of execution, and shall continue thereafter (the "Term"). The Company may terminate this Agreement upon thirty (30) days written notice to the Consultant.

3. **<u>Compensation</u>**

In consideration of the services to be performed by the Consultant, the Company agrees to compensate the Consultant in the manner and at the rates set forth in Exhibit A, <u>Schedule of Compensation</u>.

4. **<u>Consultant's Business Activities.</u>**

During the term of this Agreement, the Consultant will engage in no business or other activities which are or may be, directly or indirectly, competitive with the business activities of the Company without obtaining the prior written consent of the Company.

5. **<u>Confidential Information and Assignments.</u>**

The Consultant is simultaneously executing a confidential non-disclosure agreement (the "NDA") with the Company. The obligations under the NDA shall survive termination of this Agreement for any reason.

6. **<u>Interference with the Company's Business.</u>**

Notwithstanding any other provision of this Agreement, for a period of two (2) years after termination of this Agreement, the Consultant shall not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any person employed or under contract (whether as a consultant, employee or otherwise) by or to the Company during the period of such person's association with the Company and two (2) years thereafter.

Notwithstanding any other provision of this Agreement, and to the fullest extent permitted by law, for a period of one (1) year after termination of this Agreement, the Consultant shall not, directly or indirectly, solicit any clients or customers of the Company. The Consultant agrees that such solicitation would necessarily involve disclosure or use of confidential information in breach of the Confidential Information and Invention Assignment Agreement.

7. **<u>Representations and Warranties.</u>**

The Consultant represents and warrants to the Company (i) that the Consultant has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with the Consultant's undertaking this relationship with the Company, (ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party, (iii) that the Consultant will not use in the performance of its responsibilities under this Agreement any confidential information or trade secrets of any other person or entity, and (iv) that the Consultant has not entered into and will not enter into any agreement (whether oral or written) in conflict with this Agreement.

8. Indemnification.

The Consultant hereby indemnifies and agrees to defend and hold harmless the Company from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys' fees, arising out of or relating to the services performed by the Consultant under this Agreement or the representations and warranties made by the Consultant pursuant to paragraph 7 hereof. The Consultant's obligations under this paragraph 8 hereof shall survive the termination, for any reason, of this Agreement.

9. Attorneys' Fees.

Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the party or parties against whom enforcement was sought.

10. Entire Agreement.

This Agreement contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations, or warranties between them respecting the subject matter hereof.

11. Amendment.

This Agreement may be amended only by a writing signed by the Consultant and by a representative of the Company duly authorized.

12. Severability.

If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

13. Rights Cumulative.

The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

14. Nonwaiver.

No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

15. Remedy for Breach.

The parties hereto agree that, in the event of breach or threatened breach of this Agreement, the damage or imminent damage to the value and the goodwill of the Company's business will be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against the Consultant in the event of any breach or threatened breach by the Consultant, in addition to any other relief (including damages and the right of the Company to stop payments hereunder which is hereby granted) available to the Company under this Agreement or under law.

16. Agreement to Perform Necessary Acts.

The Consultant agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

17. Assignment.

This Agreement may not be assigned by the Consultant without the Company's prior written consent. This Agreement may be assigned by the Company in connection with a merger or sale of all or substantially all of its assets, and in other instances with the Consultant's consent which consent shall not be unreasonably withheld or delayed.

18. Compliance with Law.

In connection with his services rendered hereunder, the Consultant agrees to abide by all federal, state, and local laws, ordinances and regulations.

19. Independent Contractor.

The relationship between the Consultant and the Company is that of independent contractor under a "work for hire" arrangement. All work product developed by the Consultant shall be deemed owned and assigned to the Company. This Agreement is not authority for the Consultant to act for the Company as its agent or make commitments for the Company. The Consultant will not be eligible for any employee benefits, nor will the Company make deductions from fees to the Consultant for taxes, insurance, bonds or the like. The Consultant retains the discretion in performing the tasks assigned, within the scope of work specified.

20. Taxes.

The Consultant agrees to pay all appropriate local, state and federal taxes.

21. Governing Law.

This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the State of Tennessee, USA.

HEALTHCARE INTEGRATED TECHNOLOGIES, INC

Scott M Boruff

Date: 8-26-22

By: **Scott M. Boruff**

Title: **CEO and Sole Director**

BUCUTI INVESTMENTS, LLC, AND SHAYNE BENCH, INDIVIDUALLY

____

Date: **August 26, 2022**

By: **Shayne Bench**

Title: **Member and Individually**

EXHIBIT A

SCHEDULE OF COMPENSATION

Fee for Equity or Equity Linked Financing

The Company shall pay Consultant a fee of seven percent (7%) of the funded amount of any equity and/or equity linked financing (the "Earned Fee"). In lieu of cash, the Earned Fee shall be paid to Consultant in the form of restricted common stock of the Company. The number of restricted common shares to be issued to Consultant is determined by dividing the Earned Fee by the share price used to determine the number of shares issued, or the share conversion rate, of the equity or equity linked financing.

Appointment to Board of Directors

Shayne Bench, individually, shall be appointed to the Board of Directors of the Company upon successful completion of due diligence, including a background check and completion of any required documentation, and the creation of a Company corporate governance framework to include an independent Board of Directors. The term of the appointment shall be for one (1) year. Initial compensation as a member of the Board of Directors shall be in the form of a one (1) year restricted stock grant of 846,093 shares (2% of the outstanding common shares as of the date hereof) of the Company's common stock. The restricted stock grant shall vest ratably, on a monthly basis, at the end of each month of completed service. Vested common shares shall be issued on a quarterly basis in accordance with the Company's quarterly reporting periods (October 31, January 31, April 30 and July 31).